H&N LLC
July 22 2002



Chris Salmonson
FuelNation Inc.
4121 SW 47th Ave., Suite 1301
Davie, FL 33432


       RE: Proposal to provide shortfall letter of credit for $110,000,000 USD Taxable Municipal Notes for FuelNation


Dear Chris:



H&N LLC is pleased to respond to your request for a proposal to provide the "shortfall letter of credit" outlined in your Investor Summary you provided to us for the "$330,000,000 USD Taxable Municipal Bond Structure" for FuelNation Inc.



Borrower:                  FuelNation Inc.

Type of Facility:          Irrevocable, direct pay letter of credit. Single draw
                           only, multiple draws not permitted.

Beneficiary:               SunTrust Bank, as trustee.

Amount:                    Up to $3,500,000.

Draw rate:                 No interest will be charged on the draw if it is paid
                           when due. If the draw is not paid within five days after it is due, the draw will bear interest from its due date until paid at the lesser of the highest rate allowed by law or 25% per annum.

Due Date:                  The full amount of the draw, plus interest and unpaid
                           fees, will be due Twenty- Five (25) business days after the letter of credit is drawn. At closing.

Expiration Date:           The letter of credit will expire on the thirtieth day
                           after it is issued unless a draw is made prior to that date.

Fees: An amount of common stock, `with piggy-back registration. rights to the first public offering or registration of the company's common stock, equivalent to the then outstanding Nine and nine-tenths percent (9.9%) of the common stock of FuelNation, Inc., to be transferred not later than the date the letter of credit is issued, and a $1,000,000 fee, which will be due on the termination date of the letter of credit.



            2630 Old Columbia River Hwy - Hood River, OR 97031-9523 -
             email: lcm@gorge.net - 541-386-4333 - Fax 541-386-2873

Disclosure:                FuelNation will supply H&N LLC with a commitment for
                           the note offering and an acceptable irrevocable assignment of proceeds for the letter of credit amount plus the one million dollars for a total of four million five hundred thousand dollars
                           ($4,500,000) to be placed with the escrow agent that holds the letter credit.

Security:                  The Letter of Credit from H&N LLC will only be drawn
                           at closing of the note funding to provide the short fall letter amount as calculated and described in the Investor Summary. Repayment of the letter of credit will be secured with an irrevocable assignment of proceeds, payable to H&N LLC or their assigns, to be placed with the escrow agent that holds the letter of credit and to be paid upon the first draw from the note proceeds, approximately Twenty-Five (25) business days.



Additional
Conditions:                To include, but not limited to the following:

                  o All documentation to be satisfactory to H&N LLC, including but not limited to a review and approval of the documents associated with FuelNation's ability to make a draw on the note proceeds from the secured note fund prior to the note closing.

                  o FuelNation will provide a commitment, at the time of the note closing, that an irrevocable substitute letter of credit will be issued which will allow FuelNation to make a first draw of the note proceeds in an amount sufficient to pay all amounts due to H&N LLC including letter of credit draw reimbursement and fees, within 25 business days after the letter of credit is drawn. H&N LLC reserves the right to review and approve this letter prior to any funding.

                  o H&N LLC to receive legal opinions, in form and substance acceptable to H&N LLC regarding the validity and legality of the obligations of all parties to the transactions described in the Investor Summary and any other material documents relating to the letter of credit or the notes.

                  o A covenant by FuelNation, provided at the time of the note closing, to satisfy all conditions precedent to making a draw on the note proceeds and to make a first draw within 25 business days after the letter of credit is drawn to pay amount due to H&N LLC.

                  o Cost of preparation and delivery of all documents except the letter of credit to be at the expense of parties other than H&N LLC.

The letter of credit will only be issued upon receipt of a commitment to underwrite the notes and all of our conditions being completed to H&N LLC sole satisfaction. FuelNation will have 30 days to produce a commitment to underwrite the notes from the date of this agreement.

THE LETTER OF CREDIT WILL. BEAR SIMILAR LANGUAGE, AS BELOW, AS PER THE DEPOSIT AGREEMENT AND TO INCLUDE AN ASSIGNMENT OF PROCEEDS PROVISION AS BELOW.



            2630 Old Columbia River Hwy - Hood River, OR 97031-9523 -
             email: lcm@gorge.net - 541-386-4333 - Fax 541-386-2873


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

CONDITIONS FOR DRAW

Written notice from the Trustee or CPFA that it has entered into a deposit agreement for the investment of the proceeds of the Notes and the Shortfall Letter of Credit in a form which is acceptable to S&P and international Funding ("Deposit Agreement"); and

Written notice from the Trustee that it possesses the Shortfall Letter of Credit and deposited the proceeds thereof into the Secured Note Fund; and

Written notice from CPFA that it has received final verification from the certified public accounting firm of Habif, Arogeti & Wynne, PC that the Deposit Agreement will generate revenues sufficient to pay the debt service on the Notes when due; and

Written notice from CPFA's bond counsel that it has received and delivered all legal opinions required to complete the Offering; and

Written notice from CPFA at pre-closing that it has received from S&P a rating letter providing a rating for the Notes of "AA" or better; and

Written notice from the Trustee that it has received the $110,000,000.00 Note proceeds in the Secured Note Fund for the benefit of the note holders or an executed Bond Purchase Agreement supplemented by a letter from the Underwriter that all conditions have been satisfied, and that it will deliver the Note proceeds on the date specified as the Closing Day of the Offering; and

Written-Notice from H&N LLC that f has received a satisfactory assignment of proceeds for the repayment of the $4,500,000 from the escrow.

The terms proposed herein lapse at 5:00 p.m. on August 30, 2002, unless extended by mutual agreement.

Please contact Peter Shames at (541) 490-4333 or (541) 386-4333 if you have any questions concerning this proposal.

Agreed to and acknowledged this 2nd day of August, 2002.



H&N LLC                                          FuelNation, Inc.

/s/ SANDRA PORTER for                            /s/ CHRISTOPHER R. SALMONSON
-------------------------------                  -------------------------------
Howard W. Houston
attorney in fact


By Howard W. Houston Jr.                         By Christopher R. Salmonson

Member                                           President






            2630 Old Columbia River Hwy - Hood River, OR 97031-9523 -
             email: lcm@gorge.net - 541-386-4333 - Fax 541-386-2873


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